PROMISSORY NOTE EXTENSION AGREEMENT


         This Promissory Note Extension Agreement is entered into effective this first day of October, 1996 by and between Sunrise Leasing Corporation, a Minnesota corporation, and Sunrise Resources, Inc., a Minnesota corporation (collectively "Borrower") and First Bank National Association, a national banking association ("Bank").

                                    RECITALS

         FIRST. Pursuant to an Amended and Restated Credit Agreement dated as of April 1, 1996, the Borrower executed and delivered to the Bank a promissory note, in the original principal amount of $25,000,000 (the "Note").

         SECOND. Pursuant to the terms of the Note, it became due and payable on September 30, 1996. The Borrower has applied to the Bank for and extension of the stated maturity date of the Note and the Bank has agreed to so extend the Note subject to the terms and conditions hereof.

         NOW THEREFORE, and in consideration of the extension of the stated maturity date of the Note, the mutual covenants, promises and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged. The Borrower and the Bank agree as follows:

         1. The stated maturity of the Note is hereby extended to September 30, 1997 at which date all outstanding principal and accrued interest of the Note shall be due and payable in full.

         2. The Borrower affirms that the outstanding principal on the Note as of the date hereof is the sum of $24,584,785.83 and warrants and represents to the Bank that the Note, as so extended, hereby, is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and is not subject to any defense, counterclaim or right of offset.

         3. The Borrower consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to the Note as extended hereby, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Borrower against the Bank in connection with the Note shall be venued either in the district courts of Hennepin County, Minnesota or the United States District Court for the District of Minnesota, Fourth Division.

         4. The Note as extended hereby shall be continued to be secured by the security interest granted by Borrowers pursuant to the Security Agreement dated April 1, 1996, all without loss of lien or priority.


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         5.       Accept as  expressly  modified or amended  herein,  all of the terms and provisions of the Note shall remain in full force and effect as set forth therein.

         IN WITNESS WHEREOF, the Borrower and Bank cause this Agreement to be executed by the duly authorized officers the day and the year first above written.


                                     SUNRISE LEASING CORPORATION


                                     By /s/ Barry J. Schwach
                                      Its Chief Financial Officer



                                     SUNRISE RESOURCES, INC.


                                     By /s/ Barry J. Schwach
                                      Its Chief Financial Officer



                                    FIRST BANK NATIONAL
                                         ASSOCIATION


                                    By /s/ Mark McDonald
                                     Its Vice President